Exhibit 99.1

NEWS ANNOUNCEMENT                                                                                                        FOR IMMEDIATE RELEASE

NEXSTAR BROADCASTING NAMES THOMAS O’BRIEN
EXECUTIVE VICE PRESIDENT, DIGITAL MEDIA AND CHIEF REVENUE OFFICER

- Former NBCUniversal Broadcasting and Cable Veteran to Lead Continued Growth of Nexstar’s Digital Media and Mobile Portfolio and Corporate Revenue Functions -

IRVING, Texas (November 1, 2013) - Nexstar Broadcasting Group, Inc. (Nasdaq: NXST) announced today the appointment, effective immediately, of Thomas M. O’Brien to the newly created position of Executive Vice President/Digital Media and Chief Revenue Officer.  The appointment reflects Nexstar’s commitment to leveraging the value of its local content to expand the growth of its digital media, mobile, digital marketing, and emerging market platforms. Consistent with Nexstar’s strategy to align its television, programming, business development, digital and multi-platform initiatives to optimize revenue opportunities, Mr. O’Brien will report directly to Nexstar Chairman and Chief Executive Officer, Perry Sook.

In his role as Executive Vice President, Digital Media, Tom will be responsible for the development and implementation of Nexstar’s multi-screen strategy, leading the company’s business development and digital investment activity to capitalize on emerging market trends, maximizing multi-platform audience and revenue opportunities and expanding Nexstar’s overall digital media business portfolio.  He will oversee Nexstar’s digital media content, product, service and sales teams, along with the Company’s 46 local community web portals and other existing or acquired digital media and mobile marketing businesses, including the operations of Inergize Digital, a leader in fully integrated digital management solutions. As the company’s Chief Revenue Officer, he will work closely with Nexstar’s broadcast leadership teams throughout the country to drive revenue growth across the entire company.

Commenting on the appointment, Perry Sook, stated, “Tom’s extensive digital media and marketing experience and successes at NBC in developing and implementing multi-platform growth strategies will expand our offerings and enhance our user platforms and multi-platform integration.  Tom brings outstanding leadership and entrepreneurial skills to Nexstar and I look forward to working directly with him as our new reporting structure is intended to allow us to take a more holistic approach to business and revenue development.”

Mr. O’Brien added, “I’ve been impressed by Nexstar’s growth as a local media company and the innovation they’ve brought to the industry over the last several years.  This opportunity to join their senior management team, and leverage my television, digital and technology experience to expand Nexstar’s digital portfolio and develop new strategies to engage audiences and drive results for marketers, during this period of rapid change in the industry, is exciting and unique.

“I look forward to working with Perry, Tim Busch, Brian Jones and the rest of the Nexstar team to develop strategies for growth and expansion while building upon the Company’s excellent record of community involvement, client service and viewer engagement.”

As an NBC senior executive for 14 years, Tom O’Brien brings extensive television broadcasting, digital media and marketing experience to his new role at Nexstar.  Tom most recently served as Executive Vice President & Chief Revenue Officer for CNBC where he was responsible for overall leadership of the company’s TV network, digital, international ad sales and sales marketing teams. At CNBC, he evolved the network’s go-to-market strategy to deliver revenue growth by increasing customer engagement with expanded multi-platform and activation opportunities.  He established an international digital sales and marketing organization and was a driving force in the development of the advertising product suite for CNBC.com and CNBC’s mobile products.

Prior to his role at CNBC, O’Brien spent 12 years as a President and General Manager in the NBC Television Stations Division. He was appointed President and General Manager of NBC's flagship television station, WNBC in 2008. In this role, he was accountable for all of NBC’s Local Media properties in New York including: WNBC; NBCNewYork.com; NBC’s local digital/cable channel, NY Nonstop; and various out-of-home platforms.  While at WNBC, he led the transition of WNBC’s content strategy to become a true multi-platform local news provider to drive both total audience and revenue growth.  This initiative included re-engineering editorial, technical and production processes to enable the seamless production of content for use across multiple platforms serving the entire portfolio of NBC Local Media in New York.  Under his leadership, WNBC launched new content and marketing strategies to strengthen NBC New York’s local programming lineup and deliver strong growth in traffic on NBCNewYork.com.

Before moving to New York, O’Brien was the President and GM of NBC’s KXAS in Dallas/Ft. Worth from 2001-2008.  During his tenure, the KXAS team grew their morning and 10:00 p.m. news programs to finish first in the market and made nbc5i.com one of the top trafficked television station websites in the country.  He transformed KXAS into a regional operating center for the NBC/Telemundo station group, creating the NBC/Telemundo duopoly in D/FW, championing the development and creation of the original NBC ArtWorks graphics production center and Fort Worth based Telemundo Production Center. Tom was recognized with an Emmy Award for Overall Station Excellence in 2008 and an AWRT Award of Excellence for TV/Cable General Management in 2006.  Earlier in his career with NBC, O’Brien served as President and GM of WVIT in Connecticut, where he led the station to become the market leader in news, revenue and profitability.

Before joining NBC in 1997, O’Brien spent 9 years with Viacom Broadcasting, where he served in several sales management roles. He started his career on the production side, working in various production positions at Capital Cities Communications, CBS Sports and ESPN.

Mr. O’Brien earned his Bachelor of Science in Telecommunications Management and Marketing from Syracuse University and has served on the boards of numerous charitable and community organizations in the communities where he has lived.

Nexstar also announced that effective October 31, Marc Montoya, who served as Senior Vice President, Internet Media Sales and Operations, left the Company to pursue other opportunities.

Mr. Sook commented, “We appreciate Marc’s contributions to our e-Media operations and wish him success in his future endeavors.”

About Nexstar Broadcasting Group, Inc.
Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, e-MEDIA, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 72 television stations and 13 related digital multicast signals reaching 41 markets or approximately 12.1% of all U.S. television households. Nexstar’s portfolio includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV, The CW, Telemundo, Me-TV, LATV, and Bounce TV, the nation’s first over-the-air broadcast television network programmed for African-American audiences and one independent station. Nexstar’s 43 community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Assuming completion of all announced transactions, Nexstar will own, operate, program or provide sales and other services to 96 television stations and related digital multicast signals reaching 51 markets or approximately 14.6% of all U.S. television households.

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions.  For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.  Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release.  For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter	Joseph Jaffoni, Jennifer Neuman
Chief Financial Officer	JCIR
Nexstar Broadcasting Group, Inc.	212/835-8500 or nxst@jcir.com
972/373-8800

# # #